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EXHIBIT 21
WOODWARD GOVERNOR COMPANY
SUBSIDIARIES OF THE REGISTRANT



                         Baker Electrical Products, Inc.
                                  Delaware, USA

                               Woodward FST, Inc.
                                  Delaware, USA

                       Woodward Foreign Sales Corporation
                         St. Thomas, U.S. Virgin Islands

                               Woodward HSC, Inc.
                                  New York, USA

                          Woodward International, Inc.
                                  Delaware, USA

                    Woodward Tianjin Controls Company Limited
                                 Tianjin, China

                    Woodward Governor de Mexico S.A. de C.V.
                               Mexico City, Mexico

                    Woodward Governor Asia/Pacific PTE. LTD.
                        Singapore, Republic of Singapore

                        Woodward Governor France S.A.R.L.
                               Venissieux, France

                         Woodward Governor Germany GmbH
                                  Aken, Germany

                             Woodward Governor GmbH
                              Lucerne, Switzerland

                        Woodward Governor India PTE. LTD.
                                New Delhi, India

                        Woodward Governor Nederland B.V.
                                 The Netherlands

                        Woodward Governor Poland, Limited
                                 Warsaw, Poland

                         Woodward Governor (Japan) Ltd.
                                      Japan

                         Woodward Governor (Quebec) Inc.
                                 Quebec, Canada

                    Woodward Governor (Reguladores) Limitada
                                     Brazil

                        Woodward Governor (U.K.) Limited
                                 United Kingdom